Exhibit 99.1

CLIENT GROWTH & ENGAGEMENT DRIVE RECORD SCHWAB 1Q RESULTS
March Core Net New Assets Equal $79.7 Billion, Second Highest Month Ever
Robust Engagement Drove 1Q Net Revenues to a Record $6.5 Billion, Up 16% Year-Over-Year
Record GAAP Earnings Per Share of $1.37; $1.43 Adjusted (1) – up 38% versus 1Q25

WESTLAKE, Texas, April 16, 2026 – The Charles Schwab Corporation reported net income for the first quarter totaling $2.5 billion, or earnings per share of $1.37. Excluding $143 million of pre-tax transaction-related costs, adjusted (1) net income and earnings per share equaled $2.6 billion and $1.43, respectively.

Client Driven Growth	$140B 1Q26 Core Net New Assets
“Schwab’s strong business momentum continued into 2026 as investors opened 1.3 million new brokerage accounts and brought $140 billion of core net new assets to the firm during the first quarter. Excluding a planned mutual fund clearing deconversion, asset gathering totaled
$158 billion – an annualized growth rate of 5.4%.”
President & CEO Rick Wurster

Deepen Client Relationships	46% 1Q26 Managed Investing Net Flows Growth
“Clients continue to turn to us for more of their financial lives, helping wealth and banking solutions reach record levels in 1Q. Led by Schwab Wealth AdvisoryTM, Managed Investing net flows grew 46% year-over-year while bank loans expanded 29% versus 1Q25 to $60.9 billion.”
President & CEO Rick Wurster

Diversified Revenue Growth	16% 1Q26 Revenue Growth vs. 1Q25
“Schwab’s diversified model delivered record results within an increasingly uncertain macroeconomic environment. Driven by robust client engagement across our wealth, trading, and lending solutions, total first quarter revenue increased 16% year-over-year to $6.5 billion.”
CFO Mike Verdeschi

Opportunistic Capital Return	$2.4B 1Q26 Common Stock Repurchases
“During 1Q26, the company repurchased 24.3 million shares for $2.4 billion and increased its common stock dividend by 19%. These actions reflect Schwab’s strong capital position as well as the sustained performance of the firm’s through-the-cycle financial model.”
CFO Mike Verdeschi

1Q26 Client and Business Highlights

•Total client assets increased 19% year-over-year to $11.77 trillion
•Core net new assets totaled $140.0 billion, including a $17.5 billion outflow from a planned mutual fund clearing client deconversion; excluding this planned item, core net new assets for the quarter equaled $157.5 billion
•New brokerage account openings equaled 1.3 million, pushing active brokerage accounts and total client accounts to 39.1 million and 47.2 million, respectively
•Managed Investing Solutions net flows grew 46% versus 1Q25
•Bank loan balances equaled $60.9 billion at March month-end, up 29% year-over-year
•Margin loan balances increased 13% versus year-end 2025 to end the quarter at $126.7 billion – including $21.3 billion related to long/short strategies implemented by RIA clients (2)
•Daily average trading volume reached a record 9.9 million – up 34% versus 1Q25
•Launched the Schwab Teen InvestorTM Account, a unique and hands-on investing experience for young people ages 13–17
•Closed Forge Global acquisition in early March
•Schwab ranked #1 Overall Broker by StockBrokers.com, 2 years in a row (3)

	Three Months Ended March 31,		%
Financial Highlights	2026	2025	Change

Net revenues (in millions)	$6,482	$5,599	16%
Net income (in millions)
GAAP	$2,479	$1,909	30%
Adjusted	$2,588	$2,008	29%
Diluted earnings per common share
GAAP	$1.37	$.99	38%
Adjusted	$1.43	$1.04	38%
Pre-tax profit margin
GAAP	49.2%	43.8%
Adjusted	51.4%	46.2%
Return on average common
stockholders’ equity (annualized)	23%	18%
Return on tangible
common equity (annualized)	40%	35%
Note: Items labeled “adjusted” are non-GAAP financial measures; further details are included on pages 10-12 of this release. All per-share results are rounded to the nearest cent, based on weighted-average diluted common shares outstanding.

1Q26 Financial Commentary

•Quarterly net revenues grew year-over-year by 16% to a record $6.5 billion
•Net interest margin for the quarter was 2.88%
•Client transactional sweep cash balances ended March at $461.5 billion, an increase of $7.8 billion versus the prior quarter-end, reflecting seasonality, organic growth, and client asset allocation decisions
•Average interest-earning assets for the quarter equaled $437.7 billion, up 2% versus 1Q25
•Asset management and administration fees grew by 15% year-over-year to $1.8 billion, powered by the firm’s organic growth and investors’ utilization of our wealth and asset management solutions
•Trading revenue increased 20% versus 1Q25 due to record engagement
•GAAP expenses for the quarter increased 5% year-over-year; excluding acquisition and integration-related costs and the amortization of acquired intangibles of $143 million, adjusted total expenses (1) were up 5% relative to 1Q25
•Capital ratios across the firm remained strong – including preliminary consolidated Tier 1 Leverage and adjusted Tier 1 Leverage (1) equaling 8.9% and 6.8%, respectively
•Increased the quarterly common stock dividend by 19% to $.32 per share
•Repurchased 24.3 million shares of our common stock for $2.4 billion during the quarter

(1) Further details on non-GAAP financial measures and a reconciliation of such measures to GAAP reported results are included on pages 10-12 of this release.
(2) Client margin loans and short credits related to certain long/short strategies utilized by RIAs are excluded from interest-earning assets and company funding sources.
(3) The StockBrokers.com 2026 Annual Awards (https://www.stockbrokers.com/annual-awards-2026) were announced on January 27, 2026. Criteria, testing methodologies, and rankings were determined by StockBrokers.com. Companies were assessed across StockBrokers.com’s 7 Primary Categories: Range of Investments, Advanced Trading, Mobile Trading Apps, Research, Education, Ease of Use, and Overall.

Spring Business Update
The company will host its Spring Business Update for institutional investors this morning from 7:30 a.m. - 8:30 a.m. CT, 8:30 a.m. - 9:30 a.m. ET.

Registration for this Update webcast is accessible at https://www.aboutschwab.com/schwabevents.

Forward-Looking Statements
This press release contains forward-looking statements relating to the company’s business momentum, client relationships, capital position, and through-the-cycle financial model. These forward-looking statements reflect management’s expectations as of the date hereof. Achievement of these expectations and objectives is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations. Important factors that may cause such differences are described in the company’s most recent reports on Form 10-K and Form 10-Q, which have been filed with the Securities and Exchange Commission and are available on the company’s website (https://www.aboutschwab.com/financial-reports) and on the Securities and Exchange Commission’s website (https://www.sec.gov). The company makes no commitment to update any forward-looking statements.

About Charles Schwab
The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with 39.1 million active brokerage accounts, 5.8 million workplace plan participant accounts, 2.3 million banking accounts, and $11.77 trillion in client assets. Through its operating subsidiaries, the company provides a full range of wealth management, securities brokerage, banking, asset management, custody, and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiary, Charles Schwab & Co., Inc. (member SIPC, https://www.sipc.org), and its affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent, fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor ServicesTM. Its primary banking subsidiary, Charles Schwab Bank, SSB (member FDIC and an Equal Housing Lender), provides banking and lending services and products. More information is available at https://www.aboutschwab.com.

Contact Information

MEDIA
Mayura Hooper, 415-667-1525
public.relations@schwab.com

INVESTORS/ANALYSTS
Jeff Edwards, 817-854-6177
investor.relations@schwab.com

THE CHARLES SCHWAB CORPORATION
Consolidated Statements of Income
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Net Revenues
Interest revenue	$3,962	$3,757
Interest expense	(818)	(1,051)
Net interest revenue	3,144	2,706
Asset management and administration fees	1,759	1,530
Trading revenue	1,089	908
Bank deposit account fees	295	245
Other	195	210
Total net revenues	6,482	5,599
Expenses Excluding Interest
Compensation and benefits	1,812	1,672
Professional services	303	269
Occupancy and equipment	285	274
Advertising and market development	101	96
Communications	163	153
Depreciation and amortization	201	217
Amortization of acquired intangible assets	132	130
Regulatory fees and assessments	75	89
Other	222	244
Total expenses excluding interest	3,294	3,144
Income before taxes on income	3,188	2,455
Taxes on income	709	546
Net Income	2,479	1,909
Preferred stock dividends and other	82	113
Net Income Available to Common Stockholders	$2,397	$1,796
Weighted-Average Common Shares Outstanding:
Basic	1,746	1,817
Diluted	1,752	1,822
Earnings Per Common Shares Outstanding:
Basic	$1.37	$.99
Diluted	$1.37	$.99

THE CHARLES SCHWAB CORPORATION
Financial and Operating Highlights
(Unaudited)
	Q1-26 % change		2026	2025
	vs.	vs.	First	Fourth	Third	Second	First
(In millions, except per share amounts and as noted)	Q1-25	Q4-25	Quarter	Quarter	Quarter	Quarter	Quarter
Net Revenues
Net interest revenue	16%	(1)%	$3,144	$3,172	$3,050	$2,822	$2,706
Asset management and administration fees	15%	2%	1,759	1,733	1,673	1,570	1,530
Trading revenue	20%	2%	1,089	1,066	995	952	908
Bank deposit account fees	20%	24%	295	238	247	247	245
Other	(7)%	54%	195	127	170	260	210
Total net revenues	16%	2%	6,482	6,336	6,135	5,851	5,599
Expenses Excluding Interest
Compensation and benefits	8%	11%	1,812	1,630	1,653	1,536	1,672
Professional services	13%	(12)%	303	344	293	291	269
Occupancy and equipment	4%	(3)%	285	293	280	270	274
Advertising and market development	5%	(12)%	101	115	101	108	96
Communications	7%	15%	163	142	149	176	153
Depreciation and amortization	(7)%	(2)%	201	206	212	215	217
Amortization of acquired intangible assets	2%	4%	132	127	127	128	130
Regulatory fees and assessments	(16)%	21%	75	62	59	77	89
Other	(9)%	(6)%	222	237	240	247	244
Total expenses excluding interest	5%	4%	3,294	3,156	3,114	3,048	3,144
Income before taxes on income	30%	—	3,188	3,180	3,021	2,803	2,455
Taxes on income	30%	(2)%	709	721	663	677	546
Net Income	30%	1%	2,479	2,459	2,358	2,126	1,909
Preferred stock dividends and other	(27)%	(11)%	82	92	81	149	113
Net Income Available to Common Stockholders	33%	1%	$2,397	$2,367	$2,277	$1,977	$1,796
Earnings per common share:
Basic	38%	2%	$1.37	$1.34	$1.26	$1.09	$.99
Diluted	38%	3%	$1.37	$1.33	$1.26	$1.08	$.99
Dividends declared per common share	19%	19%	$.32	$.27	$.27	$.27	$.27
Weighted-average common shares outstanding:
Basic	(4)%	(1)%	1,746	1,772	1,806	1,817	1,817
Diluted	(4)%	(1)%	1,752	1,777	1,811	1,822	1,822
Performance Measures
Pre-tax profit margin			49.2%	50.2%	49.2%	47.9%	43.8%
Return on average common stockholders’ equity (annualized) (1)			23%	22%	21%	19%	18%
Financial Condition (at quarter end, in billions)
Cash and cash equivalents	29%	(2)%	$45.0	$46.0	$30.6	$32.2	$35.0
Cash and investments segregated	4%	(7)%	39.8	42.9	47.8	45.6	38.4
Receivables from brokers, dealers, and clearing organizations	N/M	64%	11.8	7.2	4.7	4.3	2.9
Receivables from brokerage clients — net	26%	1%	106.2	104.7	93.8	82.8	84.4
Available for sale securities	(18)%	(2)%	61.1	62.4	62.3	67.6	74.8
Held to maturity securities	(8)%	(2)%	131.7	134.0	136.7	139.7	143.8
Bank loans — net	29%	5%	60.9	58.0	53.6	50.4	47.1
Total assets	7%	—	493.3	491.0	465.3	458.9	462.9
Bank deposits	3%	(1)%	253.0	255.7	239.1	233.1	246.2
Payables to brokers, dealers, and clearing organizations	79%	9%	28.1	25.7	22.4	18.6	15.7
Payables to brokerage clients	17%	1%	118.0	116.3	115.4	109.4	100.6
Accrued expenses and other liabilities	9%	(6)%	12.0	12.8	11.4	10.8	11.0
Other short-term borrowings	81%	81%	12.5	6.9	6.5	8.5	6.9
Federal Home Loan Bank borrowings	(100)%	(100)%	—	1.9	0.9	9.0	11.5
Long-term debt	(5)%	(8)%	20.5	22.2	20.2	20.2	21.5
Total liabilities	7%	1%	444.1	441.6	415.9	409.5	413.4
Stockholders’ equity	(1)%	—	49.2	49.4	49.4	49.5	49.5
Total liabilities and stockholders’ equity	7%	—	493.3	491.0	465.3	458.9	462.9
Other
Full-time equivalent employees (at quarter end, in thousands)	4%	2%	33.5	33.0	32.7	32.6	32.1
Capital expenditures — purchases of equipment, office facilities, and property, net (in millions)	11%	9%	$173	$158	$152	$136	$156
Expenses excluding interest as a percentage of average client assets (annualized)			0.11%	0.11%	0.11%	0.12%	0.12%
Clients’ Daily Average Trades (DATs) (in thousands)	34%	20%	9,899	8,274	7,421	7,571	7,391
Number of Trading Days	2%	(3)%	61.0	63.0	63.5	62.0	60.0
Revenue Per Trade (2)	(12)%	(12)%	$1.80	$2.05	$2.11	$2.03	$2.05

(1) Return on average common stockholders’ equity is calculated using net income available to common stockholders divided by average common stockholders’ equity.
(2) Revenue per trade is calculated as trading revenue divided by the product of DATs and the number of trading days.
N/M Not meaningful. Percentage changes greater than 200% are presented as not meaningful.

THE CHARLES SCHWAB CORPORATION
Net Interest Revenue Information
(In millions, except ratios or as noted)
(Unaudited)

	Three Months Ended March 31,
	2026			2025
	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate
Interest-earning assets
Cash and cash equivalents	$32,477	$288	3.56%	$30,483	$328	4.31%
Cash and investments segregated	43,946	397	3.61%	38,611	412	4.27%
Receivables from brokerage clients (1)	104,520	1,499	5.74%	82,902	1,379	6.65%
Available for sale securities (2)	65,255	326	2.00%	84,590	433	2.05%
Held to maturity securities (2)	132,192	567	1.72%	144,401	622	1.72%
Bank loans	59,285	627	4.27%	46,043	493	4.32%
Total interest-earning assets	437,675	3,704	3.39%	427,030	3,667	3.44%
Securities lending revenue		91			60
Other interest revenue (1)		167			30
Total interest-earning assets	$437,675	$3,962	3.63%	$427,030	$3,757	3.52%
Funding sources
Bank deposits	$242,679	$118	0.20%	$245,719	$436	0.72%
Payables to brokers, dealers, and clearing organizations	25,508	217	3.40%	14,177	137	3.88%
Payables to brokerage clients (1)	105,095	56	0.22%	90,173	49	0.22%
Other short-term borrowings	9,103	92	4.07%	6,695	82	4.96%
Federal Home Loan Bank borrowings	1,277	12	3.85%	10,725	133	4.94%
Long-term debt	21,702	201	3.71%	22,281	212	3.81%
Total interest-bearing liabilities	405,364	696	0.69%	389,770	1,049	1.08%
Non-interest-bearing funding sources	32,311			37,260
Other interest expense (1)		122			2
Total funding sources	$437,675	$818	0.75%	$427,030	$1,051	0.99%
Net interest revenue		$3,144	2.88%		$2,706	2.53%
(1) Beginning in the fourth quarter of 2025, average balances of client margin loans and short credits related to certain client long/short strategies from which the Company earns a fixed net yield are excluded from interest-earning assets and funding sources. Prior period amounts and average yields have been reclassified and recalculated to reflect this change. Average margin loans related to these client strategies totaled $14.1 billion and $235 million for the three months ended March 31, 2026 and 2025, respectively. Average short credits related to these client strategies totaled $14.4 billion and $237 million for the three months ended March 31, 2026 and 2025, respectively. Interest revenue and expense related to these client strategies are presented in other interest revenue and other interest expense, respectively.
(2) Amounts have been calculated based on amortized cost.

THE CHARLES SCHWAB CORPORATION
Asset Management and Administration Fees Information
(In millions, except ratios or as noted)
(Unaudited)

	Three Months Ended March 31,
	2026			2025
	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee
Schwab money market funds	$696,558	$468	0.27%	$621,474	$418	0.27%
Schwab equity and bond funds, exchange-traded funds (ETFs), and collective trust funds (CTFs)	818,316	146	0.07%	658,588	122	0.08%
Mutual Fund OneSource ® and other no-transaction- fee funds (NTFs)	468,101	262	0.23%	359,696	222	0.25%
Other third-party mutual funds, ETFs, and alternatives (1)	665,887	115	0.07%	642,852	116	0.07%
Total mutual funds, ETFs, CTFs, and alternatives (1,2)	$2,648,862	$991	0.15%	$2,282,610	$878	0.16%
Managed investing solutions (2)
Fee-based	$727,883	$674	0.38%	$590,483	$569	0.39%
Non-fee-based	145,628	—	—	120,442	—	—
Total managed investing solutions	$873,511	$674	0.31%	$710,925	$569	0.32%
Other balance-based fees (1,3)	963,502	69	0.03%	822,350	64	0.03%
Other (4)		25			19
Total asset management and administration fees		$1,759			$1,530
(1) Beginning in the first quarter of 2026, alternative investments and related revenue were moved from other balance-based fees to other third-party mutual funds, ETFs, and alternatives. Prior period amounts and average fees have been reclassified and recalculated to reflect this change.
(2) Managed investing solutions includes managed portfolios, specialized strategies, and customized investment advice such as Schwab Wealth AdvisoryTM, Schwab Managed PortfoliosTM, Managed Account Select®, Schwab Advisor Network®, Windhaven Strategies®, ThomasPartners® Strategies, Wasmer Schroeder StrategiesTM, Schwab Index Advantage advised retirement plan balances, Schwab Intelligent Portfolios®, Institutional Intelligent Portfolios®, Schwab Intelligent Portfolios Premium®, Schwab Wealth Portfolios™, AdvisorDirect®, Essential Portfolios, Selective Portfolios, and Personalized Portfolios; as well as legacy non-fee managed investing solutions including Schwab Advisor Source and certain retirement plan balances. Average client assets for managed investing solutions may also include the asset balances contained in the mutual fund and/or ETF categories listed above. For the total end of period view, please see the Monthly Activity Report.
(3) Includes various asset-related fees, such as trust fees, 401(k) recordkeeping fees, and mutual fund clearing fees and other service fees.
(4) Includes miscellaneous service and transaction fees relating to mutual funds and ETFs that are not balance-based.

THE CHARLES SCHWAB CORPORATION
Growth in Client Assets and Accounts
(Unaudited)

	Q1-26 % Change		2026	2025
	vs.	vs.	First	Fourth	Third	Second	First
(In billions, at quarter end, except as noted)	Q1-25	Q4-25	Quarter	Quarter	Quarter	Quarter	Quarter
Assets in client accounts
Schwab One®, certain cash equivalents, and bank deposits	13%	3%	$390.5	$379.5	$357.1	$342.7	$345.2
Bank deposit account balances	(12)%	(4)%	73.5	76.2	78.5	82.1	83.7
Proprietary mutual funds (Schwab Funds® and Laudus Funds®) and CTFs
Money market funds	9%	1%	700.8	693.8	666.4	653.5	641.5
Equity and bond funds and CTFs (1)	20%	(2)%	271.8	277.4	269.7	249.7	227.0
Total proprietary mutual funds and CTFs	12%	—	972.6	971.2	936.1	903.2	868.5
Mutual Fund Marketplace® (2)
Mutual Fund OneSource® and other NTF funds	30%	(2)%	443.3	454.2	473.5	453.9	340.3
Mutual fund clearing services	11%	(5)%	311.1	327.7	320.2	298.3	280.6
Other third-party mutual funds	6%	(1)%	1,263.7	1,274.3	1,237.2	1,168.5	1,195.4
Total Mutual Fund Marketplace	11%	(2)%	2,018.1	2,056.2	2,030.9	1,920.7	1,816.3
Total mutual fund assets	11%	(1)%	2,990.7	3,027.4	2,967.0	2,823.9	2,684.8
Exchange-traded funds
Proprietary ETFs (1)	29%	3%	512.6	495.3	476.0	439.7	398.2
Other third-party ETFs	32%	2%	2,579.8	2,527.5	2,395.7	2,175.6	1,960.1
Total ETF assets	31%	2%	3,092.4	3,022.8	2,871.7	2,615.3	2,358.3
Equity and other securities	21%	(3)%	4,566.9	4,722.6	4,624.7	4,188.7	3,765.5
Fixed income securities	1%	(1)%	780.6	786.8	792.1	788.0	775.8
Margin loans outstanding	52%	13%	(126.7)	(112.3)	(97.2)	(83.4)	(83.6)
Total client assets	19%	(1)%	$11,767.9	$11,903.0	$11,593.9	$10,757.3	$9,929.7
Client assets by business
Investor Services (3)	18%	(2)%	$6,566.4	$6,707.5	$6,577.2	$6,069.9	$5,557.4
Advisor Services	19%	—	5,201.5	5,195.5	5,016.7	4,687.4	4,372.3
Total client assets	19%	(1)%	$11,767.9	$11,903.0	$11,593.9	$10,757.3	$9,929.7
Net growth in assets in client accounts (for the quarter ended)
Net new assets by business
Investor Services (3)	(22)%	(10)%	$54.1	$60.4	$52.7	$31.2	$69.5
Advisor Services	36%	(12)%	85.8	97.8	81.7	42.4	62.9
Total net new assets	6%	(12)%	$139.9	$158.2	$134.4	$73.6	$132.4
Net market gains (losses)			(275.0)	150.9	702.2	754.0	(304.0)
Net growth (decline)			$(135.1)	$309.1	$836.6	$827.6	$(171.6)
New brokerage accounts (in thousands, for the quarter ended)	10%	2%	1,299	1,268	1,143	1,098	1,183
Client accounts (in thousands)
Active brokerage accounts	6%	2%	39,099	38,506	37,963	37,476	37,011
Banking accounts	11%	3%	2,281	2,214	2,150	2,096	2,050
Workplace Plan Participant Accounts (4)	6%	2%	5,844	5,740	5,619	5,586	5,495

(1) Includes balances held on and off the Schwab platform. As of March 31, 2026, off-platform equity and bond funds, CTFs, and ETFs were $46.5 billion, $4.5 billion, and $187.2 billion, respectively.
(2) Excludes all proprietary mutual funds and ETFs.
(3) First quarter of 2026 includes net outflows of $0.1 billion from off-platform Schwab Bank Retail CDs. Fourth quarter of 2025 includes net outflows of $5.7 billion from off-platform Schwab Bank Retail CDs. Third quarter of 2025 includes net outflows of $3.1 billion from off-platform Schwab Bank Retail CDs. Second quarter of 2025 includes net outflows of $6.7 billion from off-platform Schwab Bank Retail CDs. First quarter of 2025 includes net outflows of $5.3 billion from off-platform Schwab Bank Retail CDs.
(4) Includes Retirement Plan Services, Stock Plan Services, Designated Brokerage Services, and Retirement Business Services. Participants may be enrolled in services in more than one Workplace business.

The Charles Schwab Corporation Monthly Activity Report For March 2026

	2025										2026			Change
	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Mo.	Yr.
Number of Trading Days	21.0	21.0	21.0	20.0	21.5	21.0	21.0	23.0	18.5	21.5	20.0	19.0	22.0
Market Indices (at month end)
Dow Jones Industrial Average®	42,002	40,669	42,270	44,095	44,131	45,545	46,398	47,563	47,716	48,063	48,892	48,978	46,342	(5)%	10%
Nasdaq Composite®	17,299	17,446	19,114	20,370	21,122	21,456	22,660	23,725	23,366	23,242	23,462	22,668	21,591	(5)%	25%
Standard & Poor’s® 500	5,612	5,569	5,912	6,205	6,339	6,460	6,688	6,840	6,849	6,846	6,939	6,879	6,529	(5)%	16%
Client Assets (in billions of dollars)
Beginning Client Assets	10,280.2	9,929.7	9,892.2	10,349.0	10,757.3	10,963.5	11,228.1	11,593.9	11,828.0	11,834.3	11,903.0	12,148.5	12,220.3
Net New Assets (1)	55.3	1.1	33.6	38.9	45.7	43.3	45.4	41.6	38.7	77.9	27.6	32.5	79.8	146%	44%
Net Market Gains (Losses)	(405.8)	(38.6)	423.2	369.4	160.5	221.3	320.4	192.5	(32.4)	(9.2)	217.9	39.3	(532.2)
Total Client Assets (at month end)	9,929.7	9,892.2	10,349.0	10,757.3	10,963.5	11,228.1	11,593.9	11,828.0	11,834.3	11,903.0	12,148.5	12,220.3	11,767.9	(4)%	19%
Core Net New Assets (1,2)	59.1	2.7	35.0	42.6	46.9	44.4	46.2	44.4	40.4	79.1	27.8	32.5	79.7	145%	35%
Receiving Ongoing Advisory Services (at month end)
Investor Services	688.8	688.2	711.2	737.6	747.9	771.1	792.5	807.6	817.9	824.8	849.5	866.8	841.3	(3)%	22%
Advisor Services	4,372.3	4,353.0	4,525.6	4,687.4	4,765.1	4,888.2	5,016.7	5,106.1	5,155.9	5,195.5	5,311.7	5,394.3	5,201.5	(4)%	19%
Client Accounts (at month end, in thousands)
Active Brokerage Accounts	37,011	37,254	37,375	37,476	37,658	37,798	37,963	38,145	38,266	38,506	38,730	38,925	39,099	—	6%
Banking Accounts	2,050	2,066	2,077	2,096	2,116	2,137	2,150	2,172	2,189	2,214	2,239	2,258	2,281	1%	11%
Workplace Plan Participant Accounts (3)	5,495	5,518	5,563	5,586	5,619	5,606	5,619	5,696	5,730	5,740	5,793	5,829	5,844	—	6%
Client Activity
New Brokerage Accounts (in thousands)	388	439	336	323	377	382	384	429	365	474	476	395	428	8%	10%
Client Daily Average Trades (DATs) (in thousands)	7,365	8,362	7,184	7,147	7,252	7,182	7,832	8,617	8,459	7,746	9,512	9,922	10,232	3%	39%
Derivative Trades as a Percentage of Total Trades	19.5%	18.4%	21.0%	20.8%	21.3%	22.5%	22.3%	23.8%	21.7%	21.4%	20.1%	20.1%	20.4%	30 bp	90 bp
Margin Balances at month end (in billions of dollars)	83.6	76.2	81.3	83.4	88.3	92.4	97.2	105.6	110.1	112.3	116.3	120.6	126.7	5%	52%
Schwab Trading Activity IndexTM (STAX) (4)	48.4	41.2	39.7	40.7	41.8	43.7	46.1	48.1	48.8	48.5	50.0	57.3	56.0	(2)%	16%
Selected Balances (in billions of dollars)
Average Interest-Earning Assets (5)	424.9	430.4	418.7	416.5	416.7	414.4	419.8	428.3	429.1	436.0	441.7	434.2	436.8	1%	3%
Transactional Sweep Cash (6) (at month end)	407.8	403.3	398.1	412.1	407.5	406.7	425.6	428.8	427.5	453.7	433.3	436.1	461.5	6%	13%
Total Money Market Funds (at month end)	641.9	637.8	645.8	653.9	658.6	665.2	667.0	675.5	685.9	694.5	693.4	696.2	702.2	1%	9%
Client Cash as a Percentage of Client Assets (7)	10.6%	10.5%	10.1%	9.9%	9.7%	9.5%	9.4%	9.3%	9.4%	9.7%	9.3%	9.3%	9.9%	60 bp	(70) bp
Net Buy (Sell) Activity (in billions of dollars) (8)
Mutual Funds	(8.5)	(14.0)	(3.2)	(5.4)	(3.4)	(2.2)	(4.8)	(6.3)	(7.3)	(3.6)	(0.9)	(2.4)	(8.5)
Exchange-Traded Funds (ETFs)	18.2	18.8	21.9	19.4	25.8	23.0	25.6	28.1	24.9	39.8	34.8	37.4	25.3
(1) Unless otherwise noted, differences between net new assets and core net new assets are net flows from off-platform Schwab Bank Retail CDs.
(2) Net new assets before significant one-time inflows or outflows, such as acquisitions/divestitures or extraordinary flows (generally greater than $25 billion) relating to a specific client, and activity from off-platform Schwab Bank Retail CDs. These flows may span multiple reporting periods.
(3) Includes Retirement Plan Services, Stock Plan Services, Designated Brokerage Services, and Retirement Business Services. Participants may be enrolled in services in more than one Workplace business.
(4) For additional information regarding STAX, please visit: https://www.schwab.com/investment-research/stax/view-schwab-trading-activity-index.
(5) Represents average total interest-earning assets on the Company’s balance sheet. Beginning in December 2025, average balances of client margin loans and short credits related to certain client long/short strategies from which the Company earns a fixed net yield are excluded from average interest-earning assets. Prior period amounts have been adjusted accordingly.
(6) Transactional sweep cash includes bank sweep deposits, broker-dealer cash balances, other client cash held on the balance sheet (such as bank checking and savings deposits, short credits related to certain client long/short strategies, and broker-dealer non-interest-bearing credits), and bank deposit account balances; excludes proprietary and third-party CDs.
(7) Schwab One®, certain cash equivalents, bank deposits, third-party bank deposit accounts, and money market fund balances as a percentage of total client assets; client cash excludes brokered CDs issued by Charles Schwab Bank.
(8) Represents the principal value of client mutual fund and ETF transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to investment managers. Excludes money market fund transactions.

THE CHARLES SCHWAB CORPORATION
Non-GAAP Financial Measures
(In millions, except ratios and per share amounts)
(Unaudited)
In addition to disclosing financial results in accordance with generally accepted accounting principles in the U.S. (GAAP), Schwab’s first quarter earnings release contains references to the non-GAAP financial measures described below. We believe these non-GAAP financial measures provide useful supplemental information about the financial performance of the Company, and facilitate meaningful comparison of Schwab’s results in the current period to both historic and future results. These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may not be comparable to non-GAAP financial measures presented by other companies.

Schwab’s use of non-GAAP measures is reflective of certain adjustments made to GAAP financial measures as described below.

Non-GAAP Adjustment or Measure	Definition	Usefulness to Investors and Uses by Management
Acquisition and integration-related costs, amortization of acquired intangible assets, and restructuring costs	Schwab adjusts certain GAAP financial measures to exclude the impact of acquisition and integration-related costs incurred as a result of the Company’s acquisitions, amortization of acquired intangible assets, restructuring costs, and, where applicable, the income tax effect of these expenses.

Adjustments made to exclude amortization of acquired intangible assets are reflective of all acquired intangible assets, which were recorded as part of purchase accounting. These acquired intangible assets contribute to the Company’s revenue generation. Amortization of acquired intangible assets will continue in future periods over their remaining useful lives.	We exclude acquisition and integration-related costs, amortization of acquired intangible assets, and restructuring costs for the purpose of calculating certain non-GAAP measures because we believe doing so provides additional transparency of Schwab’s ongoing operations, and is useful in both evaluating the operating performance of the business and facilitating comparison of results with prior and future periods.

Costs related to acquisition and integration or restructuring fluctuate based on the timing of acquisitions, integration and restructuring activities, thereby limiting comparability of results among periods, and are not representative of the costs of running the Company’s ongoing business. Amortization of acquired intangible assets is excluded because management does not believe it is indicative of the Company’s underlying operating performance.
Return on tangible common equity	Return on tangible common equity represents annualized adjusted net income available to common stockholders as a percentage of average tangible common equity. Tangible common equity represents common equity less goodwill, acquired intangible assets — net, and related deferred tax liabilities.	Acquisitions typically result in the recognition of significant amounts of goodwill and acquired intangible assets. We believe return on tangible common equity may be useful to investors as a supplemental measure to facilitate assessing capital efficiency and returns relative to the composition of Schwab’s balance sheet.
Adjusted Tier 1 Leverage Ratio	Adjusted Tier 1 Leverage Ratio represents the Tier 1 Leverage Ratio as prescribed by bank regulatory guidance for the consolidated company and for Charles Schwab Bank, SSB (CSB), adjusted to reflect the inclusion of accumulated other comprehensive income (AOCI) in the ratio.	Inclusion of the impacts of AOCI in the Company’s Tier 1 Leverage Ratio provides additional information regarding the Company’s current capital position. We believe Adjusted Tier 1 Leverage Ratio may be useful to investors as a supplemental measure of the Company’s capital levels.

The Company also uses adjusted diluted EPS and return on tangible common equity as components of performance criteria for employee bonus and certain executive management incentive compensation arrangements. The Compensation Committee of CSC’s Board of Directors maintains discretion in evaluating performance against these criteria. Additionally, the Company uses adjusted Tier 1 Leverage Ratio in managing capital, including its use of the measure as its long-term operating objective.

THE CHARLES SCHWAB CORPORATION
Non-GAAP Financial Measures
(In millions, except ratios and per share amounts)
(Unaudited)
The tables below present reconciliations of GAAP measures to non-GAAP measures:

	Three Months Ended March 31,
	2026		2025
	Total Expenses Excluding Interest	Net Income	Total Expenses Excluding Interest	Net Income
Total expenses excluding interest (GAAP), Net income (GAAP)	$3,294	$2,479	$3,144	$1,909
Amortization of acquired intangible assets	(132)	132	(130)	130
Acquisition and integration-related costs (1)	(11)	11	—	—
Income tax effects (2)	N/A	(34)	N/A	(31)
Adjusted total expenses (non-GAAP), Adjusted net income (non-GAAP)	$3,151	$2,588	$3,014	$2,008
(1) Acquisition and integration-related costs for the three months ended March 31, 2026 primarily consist of professional services. There were no acquisition and integration-related costs for the three months ended March 31, 2025.
(2) The income tax effects of the non-GAAP adjustments are determined using an effective tax rate reflecting the exclusion of non-deductible acquisition costs and are used to present the acquisition and integration-related costs, amortization of acquired intangible assets, and restructuring costs on an after-tax basis.
N/A Not applicable.

	Three Months Ended March 31,
	2026		2025
	Amount	% of Total Net Revenues	Amount	% of Total Net Revenues
Income before taxes on income (GAAP), Pre-tax profit margin (GAAP)	$3,188	49.2%	$2,455	43.8%
Amortization of acquired intangible assets	132	2.0%	130	2.4%
Acquisition and integration-related costs	11	0.2%	—	—
Adjusted income before taxes on income (non-GAAP), Adjusted pre-tax profit margin (non-GAAP)	$3,331	51.4%	$2,585	46.2%

	Three Months Ended March 31,
	2026		2025
	Amount	Diluted EPS	Amount	Diluted EPS
Net income available to common stockholders (GAAP), Earnings per common share — diluted (GAAP)	$2,397	$1.37	$1,796	$.99
Amortization of acquired intangible assets	132.07		130.07
Acquisition and integration-related costs	11.01		—	—
Income tax effects	(34)	(.02)	(31)	(.02)
Adjusted net income available to common stockholders (non-GAAP), Adjusted diluted EPS (non-GAAP)	$2,506	$1.43	$1,895	$1.04

THE CHARLES SCHWAB CORPORATION
Non-GAAP Financial Measures
(In millions, except ratios and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Return on average common stockholders’ equity (GAAP)	23%	18%
Average common stockholders’ equity	$42,567	$39,752
Less: Average goodwill	(12,125)	(11,951)
Less: Average acquired intangible assets — net	(7,323)	(7,679)
Plus: Average deferred tax liabilities related to goodwill and acquired intangible assets — net	1,693	1,709
Average tangible common equity	$24,812	$21,831
Adjusted net income available to common stockholders (1)	$2,506	$1,895
Return on tangible common equity (non-GAAP)	40%	35%
(1) See table above for the reconciliation of net income available to common stockholders to adjusted net income available to common stockholders (non-GAAP).

	(Preliminary)
	March 31, 2026
	CSC	CSB
Tier 1 Leverage Ratio (GAAP)	8.9%	10.9%
Tier 1 Capital	$41,894	$27,474
Plus: AOCI adjustment	(10,631)	(9,240)
Adjusted Tier 1 Capital	31,263	18,234
Average assets with regulatory adjustments	471,426	252,021
Plus: AOCI adjustment	(10,703)	(9,341)
Adjusted average assets with regulatory adjustments	$460,723	$242,680
Adjusted Tier 1 Leverage Ratio (non-GAAP)	6.8%	7.5%